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                                                                       EXHIBIT 5


(215) 575-7000



                                 August 2, 1996



Manugistics Group, Inc.
2115 East Jefferson Street
Rockville, MD  20852

Re:      Manugistics Group, Inc. Fifth Amended and Restated
                 Employee Stock Option Plan
         1991 Outside Directors Stock Options
         Registration Statement on Form S-8

Ladies and Gentlemen:

         As counsel for Manugistics Group, Inc., a Delaware corporation (the "Company"), we have been asked to render our opinion with respect to certain matters relating to the issuance of a total of up to 660,000 shares of the Company's Common Stock, par value $.002 per share (the "Shares"), which are issuable upon exercise of: (i) outstanding options granted by the Company in 1991 (the "1991 Options"), to the individuals who then were (and are) outside directors of the Board of Directors of the Company - 60,000 shares; and (ii) options granted or which may be granted pursuant to the Company's Fifth Amended and Restated Employee Stock Option Plan (the "Plan") - 600,000 additional shares. (The number of Shares which may be purchased upon exercise of each option is subject to adjustment from time to time as set forth in such option or the Plan.)

         The Shares are the subject of a Registration Statement on Form S-8 which the Company intends to file with the Securities and Exchange Commission under the Securities Act of 1993, as amended (the "Act"), on or about August 2, 1996. (Said Registration Statement on Form S-8 is referred to hereinafter as the "Registration Statement.")

         The Registration Statement incorporates by reference the contents of the Company's Registration Statements on Form S-8 Nos. 33-67994 and 33-98820, relating to the shares of the Company's Common Stock issued or issuable under the Plan. (These Registration Statements are referred to below as the "Incorporated
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DILWORTH, PAXSON, KALISH & KAUFFMAN                                       PAGE 2
TO:      MANUGISTICS GROUP, INC.

Registration Statements.") We understand that the Incorporated Registration Statements remain in full force and effect.

         In rendering this option, we have examined: (i) the Certificate of Incorporation and By-laws of the Company, each as presently in effect; (ii) the resolutions and related minutes of the Company's Board of Directors authorizing the grant of the 1991 Options and the issuance of shares pursuant thereto;
(iii) the form of the 1991 Options; (iv) the resolutions of the Company's Board of Directors respectively adopting and amending the Plan and authorizing the issuance of shares pursuant to the Plan; (v) the resolutions of the Company's Board of Directors authorizing the preparation and filing of the Registration Statement; (vi) the Registration Statement (including the Incorporated Registration Statements); and (vii) such certificates and other documents as we have deemed appropriate or necessary as a basis for the opinions hereinafter expressed.

         In rendering the opinions expressed below, we have assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when duly issued in accordance with the terms of the 1991 Options or the Plan and options duly granted thereunder, respectively, after the Registration Statement shall have become effective under the Act, will be legally issued, fully paid and nonassessable.

         We have made such investigation of the General Corporation Law of the State of Delaware as we have considered appropriate for the purpose of rendering the opinion expressed above. In addition, we have had informal discussions with the staff of the Securities and Exchange Commission regarding the eligibility criteria for the use of the Form S-8. We are qualified to practice law in the Commonwealth of Pennsylvania; this opinion is limited to the Federal law of the United States and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this Firm in Item 5 of Part II of the Registration Statement.

                                        Very truly yours,



                                        DILWORTH, PAXSON, KALISH & KAUFFMAN

cc:      Helen A. Nastasia, General Counsel
                 and Secretary